SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: August 26, 2003

                     LIFE ENERGY & TECHNOLOGY HOLDINGS, INC.
                     -------------------------------------
             (Exact name of registrant as specified by its charter)



     Delaware                       33-24483-NY                  11-2914841
------------------------       ----------------------     ----------------------
(State or other jurisdic-         (Commission File         (IRS Employer
tion of incorporation)                Number)             Identification Number)


                  2005 Beechgrove Place, Utica, New York 13501
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                    (Address of principal executive offices)

                                 (315) 724-8370
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                          Registrant's Telephone Number

                                      N/A
                    ---------------------------------------
           Former Name or Former Address If Changed Since Last Report

ITEM 4(a). CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On August 26, 2003 Donahue Associates, L.L.C notified the Company that they declined to stand for re-election as the Company's independent auditors due to financial reasons.

Donahue Associates, L.L.C performed the audit for the period ended May 31, 2002 Both of the former accountants' reports for the last two fiscal years contained uncertainties as to the ability of the Company to continue as a going concern. Neither contained any adverse opinion or a disclaimer of opinion, or was qualified.

During the Registrant's two most recent fiscal years and during any subsequent interim period prior to the declination to stand for re-election as the Company's independent auditors, there were no disagreements with Donahue Associates, L.L.C with respect to accounting or auditing issues of the type discussed in Item 304(a)(iv) of Regulation S-B.


ITEM 4(b). CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On August 26, 2003, the Company's board of directors approved the engagement the firm of Berkovits, Lago & Company, LLP located at 8211 West Broward Blvd Suite 340 Plantation, Florida 33324, as the Company's independent auditors. Such appointment was accepted by Jesus Lago of the firm. During the Registrant's two most recent fiscal years or any subsequent interim period prior to engaging Berkovits, Lago & Company, LLP, the Company, or someone on the Company's behalf had not consulted Berkovits, Lago & Company, LLP regarding any of the accounting or auditing concerns stated in Item 304(a)(2) of Regulation S-B.

On August 26, 2003 the Company provided Berkovits, Lago & Company, LLP with a copy of this disclosure and requested that it furnish a letter to the Company, addressed to the SEC, stating that it agreed with the statements made herein or the reasons why it disagreed.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT
NUMBER       DESCRIPTION
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16.1    *    DONAHUE ASSOCIATES, L.L.C. letter regarding change of accountant.


*    Filed herewith

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                     LIFE ENERGY & TECHNOLOGY HOLDINGS, INC,
                    ---------------------------------------
                                  (Registrant)

Date: August 26, 2003



BY:     /s/ Dr. Christopher McCormack
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Dr. Christopher McCormack, President and Chief Executive Officer